Exhibit 99.21

Ex. L - MPA-NA-SA

MPA-NA Security Agreement

This MPA-NA Security Agreement (“Agreement”), dated as of February 19, 2021, relates to the Monetization Proceeds Agreement, dated as of February 9, 2021 (the “MPA-NA”), by and among Quest Patent Research Corporation (“Company”), a Delaware corporation, and Intelligent Partners LLC (“IPLLC”), a Delaware limited liability company. Capitalized terms used but not otherwise defined herein will have the meanings assigned to such terms in the MPA-NA.

1. Grant of Security Interest. Company hereby grants IPLLC a security interest in any NA Net Proceeds of the Patents (together, the “Collateral”) to secure all payment and performance obligations (collectively, the “Obligations”) of Company to IPLLC, under the MPA-NA, provided that IPLLC’s interest in the NA Net Proceeds shall be limited to the IPLLC NA Proceeds Payments.

2. Disposition of Assigned Patent Rights. Until the Obligations have been satisfied, Company or its Affiliates may (i) sell, exclusively license, transfer, assign or otherwise dispose of the Patents, or (ii) grant licenses under the Patents that include sublicense rights except for rights to grant sublicenses to subsidiaries of such licensee (each, a “Disposition”), in each case, provided that the purchaser, exclusive licensee, transferee, assignee or acquirer of the Patents agrees in writing to be bound to all payment, reporting and audit obligations of the Company pursuant to the MPA-NA and this Agreement.

3. Filing of Financing Statements. Company authorizes IPLLC to file financing statements, amendments, applications for registration, other forms under the Uniform Commercial Code (“UCC”) describing the Collateral. IPLLC will pay all costs of filing any financing, continuation or termination statements and any other UCC filing made with respect to this Agreement.

4. Events of Default. The occurrence of any of the following will, at the option of IPLLC, be an “Event of Default”: (a) any default by the Company under this Agreement, (b) an Acceleration Event under the MPA-NA,; and/or (b) the cessation of the Company’s business operations, the insolvency of the Company, an admission in writing of its inability to pay debts as they mature, the institution by or against the Company of any bankruptcy, reorganization, debt arrangement, assignment for the benefit of creditors, or other proceeding under any bankruptcy or insolvency law or dissolution, receivership, or liquidation proceeding.

5. Remedies. Upon the occurrence of an Event of Default, IPLLC shall give the Company notice of such, and Company shall have five (5) days from the date such notice was given to attempt to cure such Event of Default. In the event that the Event of Default is not cured within that five (5) day period, IPLLC will have an immediate right to pursue the remedies provided herein, in the Restructure Agreement and any other remedies available under applicable laws or in equity, including, without limitation, the remedies of a secured party under the applicable UCC. Company acknowledges that IPLLC’s giving five (5) calendar days’ notice is reasonable in any circumstances where IPLLC may be required by law to give Company notice. All the rights, privileges, powers and remedies of IPLLC are cumulative.

6. Expenses; Attorneys’ Fees. The Company will pay on demand the amount of all costs and expenses incurred by IPLLC to protect or enforce its rights with respect to this Agreement or the Collateral. The sums agreed to be paid pursuant to this section are secured by this Agreement.

7. Termination. This Agreement and the grant of security interest effect hereby shall terminate on the TMPO Extinguishment Date.

[Signature Page Follows Immediately]

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as of the date hereof.

QUEST PATENT RESEARCH CORPORATION		INTELLIGENT PARTNERS LLC

By:	/s/ Jon C. Scahill	By:	/s/ Andrew C. Fitton
Name:	Jon C. Scahill	Name:	Andrew C. Fitton
Title:	Chief Executive Officer	Title:	Manager

[Signature Page to MPA-NA Security Agreement]